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                              HOLLYWOOD PARK, INC. FORM 10-K, 1996 EXHIBIT 10.13
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                 AMENDMENT NO. FIVE TO BUSINESS LOAN AGREEMENT


          This Amendment No. Five (this "Amendment") dated as of November 14, 1996, is between Bank of America National Trust and Savings Association (the "Bank") and Hollywood Park, Inc. (the "Borrower").

                                    RECITALS
                                    --------

          A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of April 14, 1995, as modified by amendments dated as of April 30, 1996, July 1, 1996, August 30, 1996, and October 1, 1996 (as amended, the "Agreement").

          B.   The Bank and the Borrower desire to further amend the Agreement.

                                   AGREEMENT
                                   ---------

          1.   Definitions.  Capitalized terms used but not defined in this
               -----------
Amendment shall have the meanings given to them in the Agreement.

          2.   Amendments.  The Agreement is hereby amended as follows:
               ----------

               2.1 In Paragraph 1.2 of the Agreement, the date "May 1, 1997" is amended to read "June 30, 1997."

               2.2 The following is added to the Agreement as a new Paragraph 2.1(a)(4):

                    "(4) The Borrower delivers to the Bank consolidated financial projections for the next five (5) years, which shall include the results of operations of Sunflower Racing, Inc. These projections shall include projected income statements, balance sheets, and statements of cash flow."

                    "(5) The Borrower and the Bank mutually agree on financial covenants which shall be added to this Agreement by an amendment. These covenants shall include a fixed charge coverage ratio which will have to be met by the Borrower prior to any advance used to repay any obligations of Sunflower Racing, Inc. This fixed charge coverage ratio will be measured over the then most recently ended four (4) fiscal quarters of the Borrower, and the fixed charges portion of the calculation shall include, on a pro forma basis, the installment payments of principal plus interest allocated to any unused commitment under Facility No. 1 and those advances used to repay the obligations of

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          Sunflower Racing, Inc., based on a seven (7) year amortization.
          Concurrently with each request for an advance to be used to repay obligations of Sunflower Racing, Inc., the Borrower shall deliver to the Bank a certificate, executed by a responsible officer of the Borrower, certifying that the fixed charge ratio described above has been met."

               2.3 In Paragraph 2.2, the date "November 15, 1996" is amended to read "June 30, 1997."

               2.4 Subparagraph 2.4(b) is amended and restated in its entirety to read as follows:

                    "(b) The Borrower will repay the principal amount outstanding on the Expiration Date Facility No. 2 in eighty-four successive equal monthly installments starting August 1, 1997. On July 1, 2004, the Borrower will repay the remaining principal balance plus any interest then due."

               2.5  In the column entitled "Amount" in Paragraph 7.3A, of the
                                            ------
Agreement, the amount "$137,500,000" is amended to read "$131,000,000" in both places it appears.

               2.6 Paragraph 7.3B of the Agreement is amended in full to read as follows:

                    "B.  Intentionally deleted."

               2.7 Paragraph 7.4B of the Agreement is amended in full to read as follows:

                    "B.  Intentionally deleted."

               2.8  In the column entitled "Ratio" in Paragraph 7.5A of the
                                            -----
Agreement, the ratio "1.15:1.00" is amended to read "1.25:1.00."

               2.9 Paragraph 7.5B of the Agreement is amended in full to read as follows:

                    "B.  Intentionally deleted."

               2.10 Paragraph 7.6A of the Agreement is amended in full to read as follows:

                    "A. If Facility No. 2 Option No. 1 is in effect to maintain on a consolidated basis with all of its subsidiaries, except Sunflower Racing, Inc. and its subsidiaries, a ratio of quick assets to current liabilities, on a quarterly basis, of at least 0.60:1.00. `Quick assets' means, without duplication, cash, cash equivalents, short-term investments, restricted cash, net Casino lease receivables and related interest receivables, other receivables and

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          marketable securities not classified as long-term investments. Any outstandings under Facility No. 1, excluding issued and outstanding standby letters of credit, shall be included in current liabilities for the purpose of this calculation."

               2.11 Paragraph 7.6B of the Agreement is amended in full to read as follows:

                    "B.  Intentionally deleted."

               2.12 Paragraph 7.7 of the Agreement is amended in full to read as follows:

                    "B.  Intentionally deleted."

          3.   Fee.  Upon the execution of this Amendment, the Borrower will pay
               ---
to the Bank a fee of Twenty Five Thousand Dollars ($25,000).

          4.   Representations and Warranties.  When the Borrower signs this
               ------------------------------
Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment,
(c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

          5.   Effect of Amendment.  Except as provided in this Amendment, all
               -------------------
of the terms and conditions of the Agreement shall remain in full force and effect.

          This Amendment is executed as of the date stated at the beginning of this Amendment.

                            BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION


                            By:   /s/ Sheryl Bond
                               ---------------------------------
                               Sheryl Bond, Vice President


                            HOLLYWOOD PARK, INC.


                            By:   /s/ R.D. Hubbard
                               ---------------------------------
                               R.D. Hubbard, Chairman of the
                               Board and Chief Executive Officer

                            By:   /s/ G. Michael Finnigan
                               ---------------------------------
                               G. Michael Finnigan,
                               Executive Vice President and
                               Chief Financial Officer

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